UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2011

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 Discovery, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 1, 2011, the Company held its 2011 Annual Meeting at the Company’s principal executive office located at 51 Discovery, Suite 150, Irvine, California 92618.  The number of shares of common stock entitled to vote at the Annual Meeting was 25,351,448. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 19,945,612.

At the Annual Meeting, the Company’s stockholders elected each of the following Board members as directors, to serve on our Board of Directors for additional one-year terms or until their respective successors are elected and qualified:  Chun Ki Hong, Richard J. Char, Nam Ki Hong, Thomas F. Lagatta and Alan H. Portnoy.

In addition to electing the directors, the stockholders ratified the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company for fiscal year ending December 31, 2011.  For more information about the proposals presented at the Annual Meeting, see the Proxy Statement.

The final voting results on these matters were as follows:

Proposal 1 — to elect five directors to the Company’s Board of Directors to serve for a term of one year or until their successors are duly elected and qualified

Directors	For	Withheld	Broker Non- Vote
Chun Ki Hong	10,172,610	250,325	9,522,677
Richard J. Char	10,133,784	289,151	9,522,677
Nam Ki Hong	10,151,602	271,333	9,522,677
Thomas F. Lagatta	10,135,161	287,774	9,522,677
Alan H. Portnoy	10,176,452	246,483	9,522,677

Proposal 2 — to ratify the appointment of KMJ Corbin and Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011

For	Against	Abstain	Broker Non- Vote
19,844,129	95,857	5,632	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: June 3, 2011	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary